Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-289602 and 333-286694 on Form S-8 of our report dated March 26, 2024 (March 12, 2025 as to the segment disclosures in Note 22 and April 15, 2026 as to the divestitures disclosures in Note 6), relating to the financial statements of Keenova Therapeutics plc (formerly known as Mallinckrodt plc) appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
April 15, 2026